Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by or on behalf of each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: June 1, 2015

C-Travel International Limited	By:	/s/ XIAOFAN WANG
Name: Xiaofan Wang
Title: Chief Financial Officer

Ctrip.com International, Ltd.	By:	/s/ XIAOFAN WANG
Name: Xiaofan Wang
Title: Chief Financial Officer

APPENDIX A

EXECUTIVE OFFICERS AND DIRECTORS

The business address of each of the following individuals is c/o 99 Fu Quan Road, Shanghai 200335, the People’s Republic of China.

Ctrip.com International, Ltd.

Directors:

Name	Country of Citizenship
James Jianzhang Liang	Saint Christopher and Nevis
Min Fan	People’s Republic of China
Neil Nanpeng Shen	People’s Republic of China (Hong Kong SAR)
Qi Ji	Singapore
Gabriel Li	People’s Republic of China (Hong Kong SAR)
JP Gan	United States

Executive Officers:

Name	Title	Country of Citizenship
James Jianzhang Liang	Chief Executive Officer	Saint Christopher and Nevis
Min Fan	President	People’s Republic of China
Jane Jie Sun	Co-President and Chief Operating Officer	Singapore
Jenny Wenjie Wu	Chief Strategy Officer	People’s Republic of China (Hong Kong SAR)
Xiaofan Wang	Chief Financial Officer	People’s Republic of China

C-Travel International Limited

Directors:

Name	Country of Citizenship
James Jianzhang Liang	Saint Christopher and Nevis
Min Fan	People’s Republic of China
Jane Jie Sun	Singapore
Xiaofan Wang	People’s Republic of China

Executive Officers:

Name	Title	Country of Citizenship
None